Exhibit 99.1

SYSTEMAX REPORTS FOURTH QUARTER 2015 FINANCIAL RESULTS AND MANAGEMENT SUCCESSION PLAN

PORT WASHINGTON, NY, March 8, 2016 – Systemax Inc. (NYSE: SYX) today announced financial results for the fourth quarter ended December 31, 2015.

Performance Summary* (U.S. dollars in millions, except per share data)
Highlights	Quarter Ended December 31,		Year Ended December 31,
GAAP Results**	2015	2014	2015	2014
Net sales	$465.3	$552.0	$1,854.7	$2,104.2
Gross profit	$86.9	$95.8	$342.7	$377.2
Gross margin	18.7%	17.4%	18.5%	17.9%
Operating income (loss)	$1.2	$(8.8)	$(24.1)	$(13.7)
Operating margin	0.3%	(1.6)%	(1.3)%	(0.7)%
Net loss from continuing operations	$(11.6)	$(21.8)	$(48.3)	$(32.0)
Net loss per share from continuing operations	$(0.31)	$(0.59)	$(1.30)	$(0.86)
Net loss from discontinued operations	$(20.9)	$(3.7)	$(51.5)	$(5.5)
Net loss per share from discontinued operations	$(0.56)	$(0.10)	$(1.39)	$(0.15)
Non-GAAP Results**
Net sales	$465.8	$454.2	$1,756.9	$1,751.8
Gross profit	$87.0	$80.4	$332.1	$321.0
Gross margin	18.7%	17.7%	18.9%	18.3%
Operating income	$2.9	$2.4	$16.8	$20.5
Operating margin	0.6%	0.5%	1.0%	1.2%
Net income from continuing operations	$0.2	$1.1	$4.5	$9.2
Net income per share from continuing operations	$0.01	$0.03	$0.12	$0.25
Net loss from discontinued operations	$(25.0)	$(16.6)	$(93.4)	$(31.7)
Net loss per share from discontinued operations	$(0.67)	$(0.45)	$(2.52)	$(0.85)

* Due to the timing of the fiscal year end dates, the fourth quarters of 2015 and 2014 included 14 and 13 weeks, respectively; the full fiscal years of 2015 and 2014 included 53 and 52 weeks, respectively.

** On December 1, 2015 the Company closed on the sale of certain assets of its North American Technology Group (“NATG”).  Pursuant to this transaction, the Company is winding down the remaining operations of NATG during early 2016.  Recently revised United States Generally Accepted Accounting Principles (“GAAP”) prevent the Company from presenting the entire NATG segment as a “discontinued operation” despite the entire NATG segment being discontinued.  In the GAAP presentation, the retail operations which were discontinued by the Company prior to the transaction, along with allocations of common distribution and back office costs, are presented as part of the Company’s continuing operations for all periods; other NATG operations that were sold as well as the remaining retail operations that existed at the time of the transaction (and were subsequently discontinued by the Company) are presented as discontinued operations for all periods.  The Company believes that the non-GAAP presentation conveys additional meaningful information to investors.  The non-GAAP results reflect the entire NATG segment as a discontinued operation for all periods presented as well as adjustments for non-recurring items, intangible amortization, equity compensation and a normalized effective tax rate in recurring operations.  See accompanying GAAP reconciliation tables.

Non-GAAP Fourth Quarter 2015 Continuing Operations Financial Summary:

•	Consolidated sales increased 2.6% to $465.8 million in U.S. dollars. On a constant currency basis and excluding the January 2015 acquisition of the Plant Equipment Group (P.E.G.) in North America, sales increased 4.5%.
•	Industrial Products Group sales grew 25.8% to $178.7 million in U.S. dollars. On a constant currency basis and excluding P.E.G., sales grew 9.6%.
•	EMEA Technology Products Group sales declined 8.0% to $285.9 million in U.S. dollars. On a constant currency basis, sales grew 2.3%.
•	Consolidated operating income was $2.9 million compared to $2.4 million last year.
•	Diluted net income per share was $0.01.

Non-GAAP Full Year 2015 Continuing Operations Financial Summary:

•	Consolidated sales were up 0.3% to $1.8 billion in U.S. dollars. On a constant currency basis, excluding the June 2014 acquisition of Misco Solutions and the January 2015 acquisition of P.E.G. in North America, sales increased 1.9%.
•	Industrial Products Group sales grew 25.6% to $698.6 million in U.S. dollars. On a constant currency basis and excluding P.E.G., sales grew 10.1%.
•	EMEA Technology Products Group sales declined 11.5% to $1.0 billion in U.S. dollars. On a constant currency basis and excluding Misco Solutions, sales declined 1.9%.
•	Consolidated operating income was $16.8 million compared to $20.5 million last year.
•	Diluted net income per share was $0.12.

Richard Leeds, Chairman and Chief Executive Officer, said, “Our results reflect our November 2015 strategic decision to exit the NATG business.  While this was a difficult decision and the exit costs are substantial, it will significantly improve our consolidated financial performance and streamline our business going forward.  The exit process is now largely complete and has positioned us to focus on growing our very successful Industrial Products business and improving the overall performance of our EMEA Technology Products business.”

“Industrial had another outstanding quarter and year, generating nearly 10% organic sales growth for both periods, well ahead of the general MRO industry.  Our Industrial team successfully integrated P.E.G., and the combined businesses grew over 25% to almost $700 million in full year revenue.  We believe Industrial is well positioned for continued growth and represents a very valuable asset for our shareholders.  In EMEA, our new leadership team is executing on its turnaround strategy and has implemented a number of operational improvements which led to the overall business having a solid fourth quarter, delivering local currency revenue growth and significantly decreasing its operating loss.  Within EMEA, France had another outstanding performance, with sales growing more than 20% in the quarter and operating income nearly doubling for the full year.  In the U.K. we have recently recruited a number of experienced sales professionals and anticipate improved sales and performance levels.  Across our worldwide operations we have taken steps to improve our performance, drive efficiencies and streamline operations.    We have a strong cash position and are committed to delivering additional value to our shareholders,” Leeds continued.

Additionally, the Company today announced that its Board of Directors has approved an executive management succession plan. Effective March 10, 2016, Larry Reinhold will assume the role as the Company’s President and Chief Executive Officer. He will continue to serve as the Company’s Chief Financial Officer on an interim basis. In this expanded role, he will assume overall responsibility for the Company’s operations, including all lines of business and functional groups.  Richard Leeds will assume the role of Executive Chairman, helping guide the Company’s long-term strategic direction and the development of new products and services.  Robert Leeds and Bruce Leeds will continue to serve as Vice Chairmen.

“Systemax’s board of directors is responsible for ensuring the continuity of the Company’s senior leadership and that the executive team possesses the experience, skills and character required to achieve the Company’s goals. With today’s announcement, we enable a smooth transition to a proven executive in Larry Reinhold, while providing for ongoing leadership from Richard, Robert and Bruce Leeds, who have guided Systemax since it was a small, family business operating out of a single location on Long Island to the Fortune 1000 multinational company it is today,” said Robert D. Rosenthal, Systemax’s Lead Independent Director and chair of its Governance Committee.  “I am very proud of what we have accomplished and look forward to being part of the Company’s continued success,” said Richard Leeds. “Having worked with Larry for nearly ten years, I have the utmost confidence in his abilities and want to congratulate him on this expanded role.  We have a number of exciting opportunities in front of us and with a solid senior management team we are well positioned to continue to drive business improvements, ensuring the growth and future of Systemax.”  Larry Reinhold said “I am honored to have been chosen by the board to lead Systemax into the next exciting era of the Company.  Systemax has tremendous growth potential and I look forward to working with our Board, executive teams and employees in driving growth.”

The Company expects that additional NATG wind-down costs incurred during 2016 or later will aggregate between $15 and $25 million, which is expected to be presented in discontinued operations.  Last week, the United States District Court for the Southern District of Florida awarded the Company nearly $36 million in restitution from Gilbert and Carl Fiorentino, which the Company will utilize all available means to collect.  At December 31, 2015, excluding the discontinued NATG business, the Company had total working capital of $200.1 million and cash and cash equivalents of $136.6 million.

Earnings Conference Call Details
Systemax Inc. will provide pre-recorded remarks on its fourth quarter 2015 results today, March 8, 2016 at 5:00 p.m. Eastern Time. A live webcast of the remarks will be available on the Company’s website at www.systemax.com in the investor relations section. The webcast will also be archived on www.systemax.com for approximately 90 days.

About Systemax Inc.
Systemax Inc. (www.systemax.com), a Fortune 1000 company, sells industrial and technology products through a system of branded e-Commerce websites and relationship marketers in North America and Europe. The primary brands are Global Industrial, Avenue, MISCO and Inmac Wstore.

Forward Looking Statements.
This press release contains forward looking statements within the meaning of that term in the Private Securities Litigation Reform Act of 1995 (Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934).  Additional written or oral forward looking statements may be made by the Company from time to time in filings with the Securities and Exchange Commission or otherwise.  Statements contained in this press release that are not historical facts are forward looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, and are based on management’s estimates, assumptions and projections and are not guarantees of future performance.  The Company assumes no obligation to update these statements. Forward looking statements may include, but are not limited to, projections or estimates of revenue, income or loss, exit costs, cash flow needs and capital expenditures, statements regarding future operations, expansion or restructuring plans, including our recent exit from and winding down of our NATG operations, financing needs, compliance with financial covenants in loan agreements, the implementation or performance of technology systems discussed below, the turnaround plans for our UK operations, the performance of our shared service center in Hungary, fluctuations in economic conditions and exchange rates, including factors impacting our substantial international operations, plans for acquisition or sale of assets or businesses, consolidation and integration of operations of recently acquired businesses, including our acquisitions of SCC/Misco Solutions in the Netherlands and of Plant Equipment Group in the US, plans relating to products or services of the Company, assessments of materiality, predictions of future events and the effects of pending and possible litigation, as well as assumptions relating to the foregoing. In addition, when used in this release, the words “anticipates,” “believes,” “estimates,” “expects,” “intends,” and “plans” and variations thereof and similar expressions are intended to identify forward looking statements.

Other factors that may affect our future results of operations and financial condition include, but are not limited to, unanticipated developments in any one or more of the following areas, as well as other factors which may be detailed from time to time in our Securities and Exchange Commission filings: risks involved with e-commerce, including possible loss of business and customer dissatisfaction if outages or other computer-related problems should preclude customer access to our products and services; our ability to timely and efficiently exit and wind down our discontinued NATG business; our ability to timely and efficiently integrate recently acquired businesses, such as our acquisitions of SCC/Misco Solutions in the Netherlands and of Plant Equipment Group in the US; the Company’s management information systems and other technology platforms supporting our sales, procurement and other operations are critical to our operations and disruptions or delays, particularly as we continue to transition certain functions from our existing platforms to a new platform specifically developed for our needs, have occurred and could occur in the future, and if not timely addressed would have a material adverse effect on us; general economic conditions, will continue to impact our business; technological change, such as the effect of mobile devices on sales of PCs and laptop computers, have had and can continue to have a material effect on our product mix and results of operations; sales tax laws or government enforcement priorities may be changed which could result in ecommerce and direct mail retailers having to collect sales taxes in states where the current laws and interpretations do not require us to do so; our substantial international operations are subject to risks such as fluctuations in currency rates, foreign regulatory requirements, political uncertainty and the management of our expanding international operations infrastructure including our ability to timely and effectively operate our shared services center in Hungary; and managing various inventory risks, such as being unable to profitably resell excess or obsolete inventory and/or the loss of product return rights and price protection from our vendors.

Investor/Media Contacts:
Mike Smargiassi / Nancy Zakhary
Brainerd Communicators, Inc.
212-986-6667
smarg@braincomm.com
nancy@braincomm.com

- ### -

SYSTEMAX INC.
Condensed Consolidated Statements of Operations - GAAP - Unaudited
(In millions, except per share amounts)

	Quarter Ended December 31,		Year Ended December 31,
	2015	2014	2015	2014
Net sales	$465.3	$552.0	$1,854.7	$2,104.2
Cost of sales	378.4	456.2	1,512.0	1,727.0
Gross profit	86.9	95.8	342.7	377.2
Gross margin	18.7%	17.4%	18.5%	17.9%
Selling, general and administrative expenses	84.2	98.1	338.9	375.0
Special charges	1.5	6.5	27.9	15.9
Operating income (loss)	1.2	(8.8)	(24.1)	(13.7)
Operating margin	0.3%	(1.6)%	(1.3)%	(0.7)%
Interest and other expense, net	2.5	0.7	10.7	6.4
Income (loss) from continuing operations before income taxes	(1.3)	(9.5)	(34.8)	(20.1)
Provision for (benefit from) income taxes	10.3	12.3	13.5	11.9
Net income (loss) from continuing operations	$(11.6)	$(21.8)	$(48.3)	$(32.0)
Net income (loss) from discontinued operations	$(20.9)	$(3.7)	$(51.5)	$(5.5)
Net income (loss)	$(32.5)	$(25.5)	$(99.8)	$(37.5)

Net income (loss) per common share from continuing operations:
Basic	$(0.31)	$(0.59)	$(1.30)	$(0.86)
Diluted	$(0.31)	$(0.59)	$(1.30)	$(0.86)

Net income (loss) per common share from discontinued operations:
Basic	$(0.56)	$(0.10)	$(1.39)	$(0.15)
Diluted	$(0.56)	$(0.10)	$(1.39)	$(0.15)

Weighted average common and common equivalent shares:
Basic	37.1	37.1	37.1	37.1
Diluted	37.1	37.1	37.1	37.1

SYSTEMAX INC.
Condensed Consolidated Balance Sheets – GAAP - Unaudited
(In millions)

	December 31,	December 31,
	2015	2014
Current assets:
Cash and cash equivalents	$215.1	$165.0
Accounts receivable, net	266.3	354.5
Inventories	144.4	290.2
Prepaid expenses and other current assets	14.5	15.9
Total current assets	640.3	825.6
Property, plant and equipment, net	38.3	41.2
Deferred tax assets, net	8.6	15.2
Goodwill, intangibles and other assets	23.2	12.2
Total assets	$710.4	$894.2

Current liabilities:
Short-term debt	$0.6	$2.8
Accounts payable and accrued expenses	425.5	512.3
Total current liabilities	426.1	515.1
Long-term debt	0.4	1.0
Other liabilities	30.0	18.5
Shareholders’ equity	253.9	359.6
Total liabilities and shareholders’ equity	$710.4	$894.2

* Systemax manages its business and reports using a 52-53 week fiscal year that ends at midnight on the Saturday closest to December 31.  For clarity of presentation, fiscal years and quarters are described as if they ended on the last day of the respective calendar month.  The actual fiscal years ended on January 2, 2016 and December 27, 2014.  Certain prior period amounts have been reclassified to conform to current year presentation.

SYSTEMAX INC.

Supplemental Non-GAAP Continuing Operation Business Unit Summary Results**
Industrial Products Group
	Quarter Ended December 31,*			Year Ended December 31,*
	2015	2014	Change	2015	2014	Change
Sales	$178.7	$142.1	25.8%	$698.6	$556.0	25.6%
Gross profit	$51.8	$41.4	25.1%	$198.7	$163.4	21.6%
Gross margin	29.0%	29.1%		28.4%	29.4%
Operating income	$9.9	$8.7	13.8%	$44.0	$43.0	2.3%
Operating margin	5.5%	6.1%		6.3%	7.7%
EMEA Technology Products Group
	Quarter Ended December 31,*			Year Ended December 31,*
	2015	2014	Change	2015	2014	Change
Sales	$285.9	$310.6	(8.0)%	$1,052.9	$1,189.9	(11.5)%
Gross profit	$34.4	$38.1	(9.7)%	$129.8	$153.7	(15.5)%
Gross margin	12.0%	12.3%		12.3%	12.9%
Operating loss	$(2.1)	$(3.5)	(40.0)%	$(9.0)	$(7.8)	15.4%
Operating margin	(0.7)%	(1.1)%		(0.9)%	(0.7)%
Corporate & Other
	Quarter Ended December 31,*			Year Ended December 31,*
	2015	2014	Change	2015	2014	Change
Sales	$1.2	$1.5	(20.0)%	$5.4	$5.9	(8.5)%
Gross profit	$0.8	$0.9	(11.1)%	$3.6	$3.9	(7.7)%
Gross margin	66.7%	60.0%		66.7%	66.1%
Operating loss	$(4.9)	$(2.8)	75.0%	$(18.2)	$(14.7)	23.8%
Consolidated
	Quarter Ended December 31,*			Year Ended December 31,*
	2015	2014	Change	2015	2014	Change
Sales	$465.8	$454.2	2.6%	$1,756.9	$1,751.8	0.3%
Gross profit	$87.0	$80.4	8.2%	$332.1	$321.0	3.5%
Gross margin	18.7%	17.7%		18.9%	18.3%
Operating income	$2.9	$2.4	20.8%	$16.8	$20.5	(18.0)%
Operating margin	0.6%	0.5%		1.0%	1.2%

* Due to the timing of the fiscal year end dates, the fourth quarters of 2015 and 2014 included 14 and 13 weeks, respectively; the full fiscal years of 2015 and 2014 included 53 and 52 weeks, respectively.

** On December 1, 2015 the Company closed on the sale of certain assets of its North American Technology Group (“NATG”).  Pursuant to this transaction, the Company is winding down the remaining operations of NATG during early 2016.  Recently revised United States Generally Accepted Accounting Principles (“GAAP”) prevent the Company from presenting the entire NATG segment as a “discontinued operation” despite the entire NATG segment being discontinued.  In the GAAP presentation, the retail operations which were discontinued by the Company prior to the transaction, along with allocations of common distribution and back office costs, are presented as part of the Company’s continuing operations for all periods; other NATG operations that were sold as well as the remaining retail operations that existed at the time of the transaction (and were subsequently discontinued by the Company) are presented as discontinued operations for all periods.  The Company believes that the non-GAAP presentation conveys additional meaningful information to investors.  The non-GAAP results reflect the entire NATG segment as a discontinued operation for all periods presented as well as adjustments for non-recurring items, intangible amortization, equity compensation and a normalized effective tax rate in recurring operations.  See accompanying GAAP reconciliation tables.

SYSTEMAX INC.
Supplemental Balance Sheets – Non-GAAP
(In millions)

	At December 31, 2015
	Discontinued NATG Business	Continuing Systemax Businesses	Total
Current assets:
Cash and cash equivalents	$78.5	$136.6	$215.1
Accounts receivable, net	49.6	216.7	266.3
Inventories	16.0	128.4	144.4
Prepaid expenses and other current assets	5.4	9.1	14.5
Total current assets	149.5	490.8	640.3
Property, plant and equipment, net	0.6	37.7	38.3
Deferred tax assets, net	1.2	7.4	8.6
Goodwill, intangibles and other assets	0.3	22.9	23.2
Total assets	$151.6	$558.8	$710.4

Current liabilities:
Short-term debt	$0.3	$0.3	$0.6
Accounts payable and accrued expenses	135.1	290.4	425.5
Total current liabilities	135.4	290.7	426.1
Long-term debt	0.2	0.2	0.4
Other liabilities	15.7	14.3	30.0
Shareholders’ equity/intercompany	0.3	253.6	253.9
Total liabilities and shareholders’ equity	$151.6	$558.8	$710.4

SYSTEMAX INC.
Reconciliation of Segment GAAP Operating Income (Loss) from Continuing Operations to Non-GAAP Operating Income (Loss) from Continuing Operations - Unaudited
 (In millions)

	Quarter Ended December 31,		Year Ended December 31,
	2015	2014	2015	2014
Industrial Products	$9.7	$8.3	$43.7	$41.0
Technology Products - EMEA	(2.6)	(7.1)	(10.8)	(21.2)
Technology Products - NA	(0.9)	(7.0)	(38.2)	(17.9)
Corporate and Other	(5.0)	(3.0)	(18.8)	(15.6)
GAAP operating income (loss)	1.2	(8.8)	(24.1)	(13.7)
Non-GAAP adjustments:
Industrial Products:
Integration costs	0.6	0.4	1.0	0.4
Intangible asset amortization	0.1	0.0	0.3	0.0
Stock-based and other special compensation	(0.5)	0.0	(1.0)	1.6
Total Non-GAAP Adjustments – Industrial Products	0.2	0.4	0.3	2.0

Technology Products - EMEA:
Severance and other reorganization related charges	0.0	3.4	0.7	12.3
Asset impairment charges	0.4	0.0	0.7	0.0
Stock based compensation	0.1	0.1	0.1	0.3
Intangible asset amortization	0.0	0.1	0.3	0.8
Total Non-GAAP Adjustments: Technology Products EMEA	0.5	3.6	1.8	13.4

Technology Products - NA:
Reverse results of NATG included in GAAP continuing operations	0.9	7.0	38.2	17.9
Total Non-GAAP Adjustments : Technology Products NA	0.9	7.0	38.2	17.9

Corporate and Other:
Severance and other reorganization related charges	0.0	0.0	0.0	0.1
Stock based compensation	0.1	0.2	0.6	0.8
Total Non-GAAP Adjustments: Corporate and Other	0.1	0.2	0.6	0.9

Industrial Products	9.9	8.7	44.0	43.0
Technology Products – EMEA	(2.1)	(3.5)	(9.0)	(7.8)
Technology Products – NA	0.0	0.0	0.0	0.0
Corporate and Other	(4.9)	(2.8)	(18.2)	(14.7)
Non-GAAP operating income (loss)	$2.9	$2.4	$16.8	$20.5

SYSTEMAX INC.
Reconciliation of GAAP Net Income (Loss) from Continuing Operations to Non-GAAP Net Income (Loss) from Continuing Operations – Unaudited
(In millions)

	Quarter Ended December 31,		Year Ended December 31,
	2015	2014	2015	2014
GAAP
Net income (loss) from continuing operations	$(11.6)	$(21.8)	$(48.3)	$(32.0)
Provision for (benefit from) income taxes from continuing operations	10.3	12.3	13.5	11.9
Income (loss) from continuing operations before income taxes	(1.3)	(9.5)	(34.8)	(20.1)
Interest and other expense from continuing operations, net	2.5	0.7	10.7	6.4
Operating income (loss) from continuing operations	1.2	(8.8)	(24.1)	(13.7)

Non-GAAP
Reverse results of NATG included in GAAP operating income from continuing operations	0.9	7.0	38.2	17.9
Non-recurring adjustments	1.0	3.8	2.4	12.8
Recurring adjustments	(0.2)	0.4	0.3	3.5
Adjusted operating income (loss)	2.9	2.4	16.8	20.5
Interest and other expense (income), net	2.5	0.7	10.7	6.4
Reverse results of NATG included in GAAP interest and other expense (income), net	0.1	-	(0.8)	-
Income (loss) before income taxes	0.3	1.7	6.9	14.1
Normalized provision for (benefit from) income taxes	0.1	0.6	2.4	4.9
Normalized effective tax rate(1)	35.0%	35.0%	35.0%	35.0%
Non-GAAP net income (loss) from continuing operations	$0.2	$1.1	$4.5	$9.2

GAAP net income (loss) per diluted share from continuing operations	$(0.31)	$(0.59)	$(1.30)	$(0.86)
Non-GAAP net income (loss) per diluted share from continuing operations	$0.01	$0.03	$0.12	$0.25

(1)	Effective tax rate of 35.0% used in all periods.

SYSTEMAX INC.
Reconciliation of GAAP Net Income (Loss) from Discontinued Operations to Non-GAAP Net Income (Loss) from Discontinued Operations – Unaudited
(In millions)

	Quarter Ended December 31,		Year Ended December 31,
	2015	2014	2015	2014
GAAP
Net income (loss) from discontinued operations	$(20.9)	$(3.7)	$(51.5)	$(5.5)

Non-GAAP adjustments
Reverse results of NATG included in GAAP operating income from continuing operations	(0.9)	(7.0)	(38.2)	(17.9)
NATG net tax adjustments	(3.3)	(5.9)	(2.9)	(8.3)
Reverse NATG interest and other expense (income), net from continuing operations	0.1	-	(0.8)	-
Total Non-GAAP adjustments	(4.1)	(12.9)	(41.9)	(26.2)
Non-GAAP net income (loss) from discontinued operations	$(25.0)	$(16.6)	$(93.4)	$(31.7)

GAAP net income (loss) per diluted share from discontinued operations	$(0.56)	$(0.10)	$(1.39)	$(0.15)
Non-GAAP net income (loss) per diluted share from discontinued operations	$(0.67)	$(0.45)	$(2.52)	$(0.85)